UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2020

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road,	San Ramon,	CA	94583
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (925) 842-1000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
2020 Base Salaries
On January 29, 2020, the independent Directors of the Board of Directors (the “Board”) of Chevron Corporation (“Chevron”) conducted an annual review of the base salaries of Chevron’s executive officers. Following such review, the independent Directors of the Board approved an annual base salary of $1,650,000 for Michael K. Wirth, Chairman and Chief Executive Officer, an increase of $50,000, and ratified the decision of the Management Compensation Committee of the Board (the “Committee”) to increase the annual base salaries of the principal financial officer and the other named executive officers of Chevron identified in Chevron’s 2019 proxy statement (the “Named Executive Officers”), as follows: (i) Pierre R. Breber, Vice President and Chief Financial Officer, by $20,000, resulting in an annual base salary of $1,020,000; (ii) James W. Johnson, Executive Vice President, Upstream, by $10,000, resulting in an annual base salary of $1,210,000; and (iii) Joseph C. Geagea, Executive Vice President, Technology, Projects and Services, by $20,000, resulting in an annual base salary of $1,020,000. These base salary increases will be effective April 1, 2020.

2020 Equity Awards
On January 29, 2020, the independent Directors of the Board also approved the grant of 70,220 performance shares, 298,100 stock options, and 35,110 restricted stock units to Mr. Wirth and ratified the following grants by the Committee under the Long-Term Incentive Plan ("LTIP"): (i) Mr. Breber, 18,130 performance shares, 77,000 stock options, and 9,070 restricted stock units; (ii) Mr. Johnson, 23,550 performance shares, 100,000 stock options, and 11,770 restricted stock units; and (iii) Mr. Geagea, 18,130 performance shares, 77,000 stock options, and 9,070 restricted stock units.

The stock options have a ten-year term, and one-third of the options granted vest on each of January 31, 2021, January 31, 2022 and January 31, 2023, except as described further herein. The exercise price for the stock options is $110.37 per share, the closing price of Chevron’s common stock on January 29, 2020, the date of grant. The number of stock options granted was determined based on grant date inputs, including stock price and Black-Scholes valuation.

The performance shares may result in a cash payout at the end of the three-year performance period (January 1, 2020 through December 31, 2022) depending upon Chevron’s Total Stockholder Return ("TSR") for the performance period as compared to the TSR of the following Chevron LTIP Performance Share Peer Group: BP p.l.c., Exxon Mobil Corporation, Royal Dutch Shell p.l.c., Total S.A., and the S&P 500 Total Return Index. The cash payout, if any, will occur in an amount equal to the number of performance shares granted multiplied by the 20-day trailing average price of Chevron common stock at the end of the performance period multiplied by a performance modifier. The performance modifier is based on Chevron’s TSR ranking for the three-year performance period compared to the TSR of each competitor in the LTIP Performance Share Peer Group as follows (from best TSR to lowest TSR): 200 percent, 160 percent, 120 percent, 80 percent, 40 percent or zero percent. If the difference between Chevron’s TSR and the TSR of any higher or lower competitor of the LTIP Performance Share Peer Group is less than one percentage point (rounded to one decimal point), the results will be considered a tie, and the performance modifier will be the average of all of the performance modifiers for Chevron and for such other competitors of the LTIP Performance Share Peer Group that fall less than one percentage point (rounded to one decimal point) higher or lower than Chevron. The performance shares will accrue dividend equivalents that will be reinvested as additional performance shares and will vest on December 31, 2022, subject to the payout modifier, except as described further herein. The Committee may, in its discretion, adjust the cash payout of performance shares downward if it determines that business or economic considerations warrant such an adjustment.

The restricted stock units were awarded under the form of standard restricted stock unit agreement approved by the Committee. The award vests on January 31, 2025, will pay out in cash based on the closing price of Chevron common stock on the date of vesting (or, if not a trading day, on the last preceding trading day), and will accrue dividend equivalents that will be reinvested as additional restricted stock units, except as described further herein.

Under the LTIP, if these individuals’ employment terminates for any reason prior to January 31, 2021, the above-described stock option, performance share, and restricted stock unit awards will be forfeited. Since Messrs. Wirth, Johnson and Geagea each have reached 90 points (the sum of years of age and years of service) under the LTIP, on January 31, 2021, 100 percent of the unvested portion of the above-described stock options will vest upon the termination of their employment on or after that date for any reason other than for misconduct (as defined under the LTIP rules), and such options will be exercisable through the remainder of the original 10-year term. In addition, 100 percent of the unvested portion of the above-described performance share awards will continue to vest upon the termination of their employment on or after January 31, 2021, for any reason other than for misconduct (as defined in the LTIP rules), but will not be fully vested and will not be paid out prior to December 31, 2022. Further, 100 percent of the unvested portion of the above-described restricted stock unit awards will continue to vest upon the termination of their employment on or after January 31, 2021, for any reason other than for misconduct (as defined under the LTIP rules), but will not be fully vested and will not be paid out prior to January 31, 2025.

Since Mr. Breber has more than 75 points but less than 90 points (the sum of years of age and years of service) under the LTIP, on January 31, 2021, a portion of the unvested portion of the above-described stock option will vest upon the termination of his employment on or after that date for any reason other than for misconduct (as defined under the LTIP rules) and remain exercisable for five years from the date of termination or the remaining term of the award, if less. A portion of the unvested portion of Mr. Breber’s above-described performance share awards will continue to vest upon the termination of his employment on or after January 31, 2021, for any reason other than for misconduct (as defined in the LTIP rules), but will not be vested and will not be paid out prior to December 31, 2022. Further, a portion of the unvested portion of the above-described restricted stock unit awards will continue to vest upon the termination of his employment on or after January 31, 2021, for any reason other than for misconduct (as defined under the LTIP rules), but will not be vested and will not be paid out prior to January 31, 2025. The portion of Mr. Breber’s unvested stock options that will vest will be determined by multiplying the number of stock options granted, as applicable, by the number of completed months from the grant date to the date of termination, up to a maximum of 36 months, divided by 36 months, and the rest will be forfeited. The portion of Mr. Breber’s unvested performance shares that will vest will be determined by multiplying the number of performance shares granted, as applicable, by the number of completed months from the performance period start date to the date of termination, up to a maximum of 36 months, divided by 36 months, and the rest will be forfeited. The portion of Mr. Breber’s unvested restricted stock units that will vest will be determined by multiplying the number of restricted stock units granted by the number of completed months from the grant date to the date of termination, up to a maximum of 60 months, divided by 60 months, and the rest will be forfeited.

Effective January 28, 2020, the Committee approved new forms of award agreements to be used for the award of performance shares, stock options, and restricted stock units under the LTIP on a going-forward basis to executive officers and other eligible employees of Chevron, including the awards to the Named Executive Officers described above. These new forms of agreement provide that European Union countries shall be as defined in the LTIP rules as of the date of an employee’s termination. Copies of such forms of award agreements are filed as exhibits hereto and are hereby incorporated by reference herein.

Chevron Incentive Plan
On January 28, 2020, the Committee amended the rules governing awards under the Chevron Incentive Plan (“CIP”), with effect as of January 1, 2020. The CIP is designed to recognize annual performance achievement. Under the amended CIP plan rules, the CIP award for years beginning January 1, 2020, will be calculated as follows:

Corporate Performance Rating	X	Individual Bonus Component (salary x bonus percentage)

The Committee has capped the CIP award at 200 percent of target for each pay grade.

Corporate Performance Rating: After the end of the performance year, the Committee sets the Corporate Performance Rating. This rating reflects the Committee’s overall assessment of Chevron’s performance for that year, based on a range of measures used to evaluate performance against business plan (“Plan”) in four broad categories, which are weighted: financials; capital management; operating performance; and health, environmental and safety. When determining the Corporate Performance Rating, the Committee may apply discretion when assessing Chevron’s absolute performance against Plan and Chevron’s performance relative to competitors. The minimum Corporate Performance Rating is zero and the maximum is 200 percent.

Individual Bonus Component: The Individual Bonus Component is determined by multiplying a Named Executive Officer’s (“NEO”) base salary by a bonus percentage, as determined by the Committee and described further below:

•
Before the beginning of each performance year, for each NEO, the Committee establishes a target as a percentage of the NEO’s base salary, which is set with reference to target opportunities found across Chevron’s Oil Industry Peer Group. The Committee then establishes an individual opportunity range (“Individual Opportunity Range”), which for the 2020 performance year, the Committee set as 75 to 125 percent of the target. All CIP participants in the same salary grade have the same target and Individual Opportunity Range, which provides for internal equity and consistency.

•
At the end of the performance year, the Committee determines the Individual Bonus Component for each NEO by selecting a percentage within such NEO’s Individual Opportunity Range based on an assessment of individual performance. In making this assessment, the Committee uses its judgment in analyzing the individual performance of each NEO, his or her enterprise and business unit leadership, and how the business units reporting to the NEO performed. Under extraordinary circumstances, the bonus percentage may be adjusted upward or downward, including to zero percent, for a particular performance year for any CIP participant at the sole discretion of the Committee.

On January 29, 2020, the independent Directors of the Board approved a target of 160 percent for Michael K. Wirth, Chairman and Chief Executive Officer, an increase from 150 percent for 2019, and ratified the decision of the Committee to set the targets for the other NEOs, which did not change from 2019, as follows: (i) Mr. Breber at 110 percent; (ii) Mr. Johnson at 120 percent, and (iii) Mr. Geagea at 110 percent.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
10.1	Form of Performance Share Award Agreement under the Long-Term Incentive Plan of Chevron Corporation
10.2	Form of Non-Qualified Stock Options Agreement under the Long-Term Incentive Plan of Chevron Corporation
10.3	Form of Standard Restricted Stock Unit Award Agreement under the Long-Term Incentive Plan of Chevron Corporation
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2020

CHEVRON CORPORATION
By:	/s/ Christine L. Cavallo
Christine L. Cavallo
Assistant Secretary